For Period ended 1/31/2010                                           Series 30
File Number 811-7852

Sub-Item 77Q1(e): Exhibits
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The text of the amendments described in the answers to sub-item 77Q1 referring to amended investment advisory contracts shall hereby be incorporated by reference. Please refer to the Registration Statement Filing #50 on Form N-1A dated January 29, 2010 for USAA Mutual Funds Trust.